EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of Bloomios, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, Michael Hill, Chief Executive Officer, and Chief Financial Officer, of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

August 16, 2021	By:	/s/ Michael Hill
Michael Hill
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.